Exhibit 24
POWER OF ATTORNEY
I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint DOUGLAS M. HAGERMAN and THEODORE D. CRANDALL, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities deliverable pursuant to the Rockwell Automation, Inc. 2008 Long-Term Incentives Plan.

Signature	Title	Date

/s/ Keith D. Nosbusch	Chairman of the Board, President	February 3, 2010
Keith D. Nosbusch	and Chief Executive Officer (principal executive officer)

/s/ Betty C. Alewine	Director	February 3, 2010
Betty C. Alewine

/s/ Verne G. Istock	Director	February 3, 2010
Verne G. Istock

/s/ Barry C. Johnson	Director	February 3, 2010
Barry C. Johnson

/s/ William T. McCormick, Jr.	Director	February 3, 2010
William T. McCormick, Jr.

/s/ Donald R. Parfet	Director	February 3, 2010
Donald R. Parfet

Signature	Title	Date

/s/ Bruce M. Rockwell	Director	February 3, 2010
Bruce M. Rockwell

/s/ David B. Speer	Director	February 3, 2010
David B. Speer

/s/ Joseph F. Toot, Jr.	Director	February 3, 2010
Joseph F. Toot, Jr.

/s/ Theodore D. Crandall	Senior Vice President and	February 3, 2010
Theodore D. Crandall	Chief Financial Officer (principal financial officer)

/s/ Douglas M. Hagerman Douglas M. Hagerman	Senior Vice President, General Counsel and Secretary	February 3, 2010

/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	February 3, 2010

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